MAA Announces Preliminary Results for Exchange Offers and Consent Solicitations Relating to Senior Notes Previously Issued by Colonial Realty Limited Partnership

MEMPHIS, Tenn., Nov. 26, 2013 /PRNewswire/ -- Mid-America Apartment Communities, Inc. (NYSE: MAA) today announced the preliminary results of the previously announced exchange offers by its operating partnership, Mid-America Apartments, L.P. ("MAALP"), to exchange any and all of the 6.25% Senior Notes due 2014 (CUSIP No. 195891 AG1) (the "Existing 2014 Notes"), 5.50% Senior Notes due 2015 (CUSIP No. 195891 AJ5) (the "Existing 2015 Notes") and 6.05% Senior Notes due 2016 (CUSIP No. 195889 AA8) (the "Existing 2016 Notes" and, collectively with the Existing 2014 Notes and the Existing 2015 Notes, the "Existing Notes") issued by Colonial Realty Limited Partnership, a wholly owned subsidiary of MAALP ("CRLP"), for MAALP's new 6.25% Senior Notes due 2014 (the "New 2014 Notes"), 5.50% Senior Notes due 2015 (the "New 2015 Notes") and 6.05% Senior Notes due 2016 (the "New 2016 Notes" and collectively with the New 2014 Notes and the New 2015 Notes, the "New Notes"), respectively, each with registration rights (collectively and, including the related consent solicitations, the "Exchange Offers"). MAALP has been advised by D.F. King & Co., Inc., the information agent for the Exchange Offers, that holders of:

  80.24% of the principal amount of the Existing 2014 Notes; and
  90.57% of the principal amount of the Existing 2015 Notes; and
  90.54% of the principal amount of the Existing 2016 Notes;

had validly tendered their Existing Notes pursuant to the terms of the Exchange Offers prior to the early participation and consent date of 5:00 p.m., New York City time, on November 25, 2013. Under the terms of the Exchange Offers, holders who have previously tendered their Existing Notes can no longer validly withdraw those notes from the Exchange Offers.

(Logo: http://photos.prnewswire.com/prnh/20110614/CL19184LOGO )

Based on the results announced above, MAALP, on behalf of CRLP, has received the requisite consent from holders of the Existing 2014 Notes, Existing 2015 Notes and Existing 2016 Notes to amend the indentures governing such series of Existing Notes to (1) allow for the satisfaction of CRLP's reporting obligations under such indenture to be satisfied through the filing or delivery of annual reports, quarterly reports and other documents of MAALP, (2) remove substantially all of the restrictive covenants and certain affirmative covenants, (3) eliminate an event of default and (4) modify certain other provisions.

The Exchange Offers will expire at 11:59 p.m., New York City time, on December 10, 2013, unless extended by MAALP. Eligible holders should refer to the offering memorandum and consent solicitation statement, dated November 12, 2013, for further details and the terms and conditions of the Exchange Offers and Consent Solicitations.

The New Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release is neither an offer to sell, nor the solicitation of an offer to buy, nor a solicitation of consents with respect to any securities, nor shall there be any sale of the New Notes in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The New Notes have been and will be offered only to qualified institutional buyers as defined in Rule 144A under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act or outside the United States to institutions other than "U.S. persons" pursuant to Regulation S under the Securities Act (collectively, "eligible holders"). Documents relating to the Exchange Offers have been and will only be distributed to eligible holders who properly complete and return a letter of eligibility confirming that they are within the category of eligible holders for the private Exchange Offers. Eligible holders who desire a copy of the letter of eligibility should contact D.F. King & Co., Inc., the information agent for the Exchange Offers, at (800) 967-4607 (U.S. toll-free) or (212) 269-5550 (collect) or access the letter of eligibility at www.dfking.com/CRLP.

About MAALP

MAALP is the operating partnership of MAA, a Memphis, Tennessee-based self-administered and self-managed real estate investment trust that focuses on acquiring, owning and operating apartment communities in the Sunbelt region of the United States.

CONTACT: Investor Relations of MAA, +1-901-682-6600, investor.relations@maac.com